                                                                 Exhibit (4)(ii)

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK ("DTC"), OR SUCH OTHER DEPOSITORY AS SPECIFIED BELOW (DTC OR SUCH OTHER DEPOSITORY BEING THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY THAT IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     [If this Note is an Original Issue Discount Note, insert any applicable
      -------------------------------------------------------
legends required by the Internal Revenue Code of 1986, as amended, or by Treasury regulations thereunder.]


CUSIP NO.                               PRINCIPAL AMOUNT: $

REGISTERED NO. FLR -


                              UGI UTILITIES, INC.

                       GLOBAL SERIES B MEDIUM-TERM NOTE

                                 FLOATING RATE


INITIAL INTEREST RATE:      ORIGINAL ISSUE DATE:        MATURITY DATE:

INITIAL INTEREST PERIOD:    BASE RATE: (IF LIBOR        INTEREST RESET PERIOD:
                            TELERATE OR LIBOR REUTERS
                            SPECIFY CURRENCY)

INTEREST RESET DATES:       INTEREST PAYMENT            SPREAD:
                            SPREAD:

SPREAD MULTIPLIER:          INTEREST                    REGULAR RECORD DATE:
                            DETERMINATION DATE:

OPTIONAL RESET DATE:        MAXIMUM INTEREST            MINIMUM INTEREST RATE:
                            RATE:

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE


SPREAD RESET:               SPREAD MULTIPLIER           AUTHORIZED
                            RESET:                      DENOMINATION: $100,000,
                                                        AND INCREMENTS OF $1,000
                                                        THEREAFTER

AMORTIZING OR INDEX         INDEX MATURITY:             ORIGINAL ISSUE DISCOUNT
NOTE:                                                   NOTE:

YIELD TO MATURITY:          INITIAL ACCRUAL PERIOD      OID DEFAULT AMOUNT:
(ONLY APPLICABLE IF         OID COMPUTED UNDER          (ONLY APPLICABLE IF NOTE
NOTE ISSUED AT              (__APPROXIMATE) (__EXACT)   ISSUED AT ORIGINAL
ORIGINAL ISSUE DISCOUNT)    METHOD:                     ISSUE DISCOUNT)

ISSUE PRICE IF OTHER        REPAYMENT AT OPTION OF      REDEMPTION AT OPTION
THAN THE FULL PRINCIPAL     HOLDER:                     OF THE COMPANY:
AMOUNT:

CALCULATION AGENT IF        DEPOSITORY IF OTHER         PAYING AGENT IF OTHER
OTHER THAN FIRST UNION      THAN DEPOSITORY TRUST       THAN FIRST UNION
NATIONAL BANK:              COMPANY:                    NATIONAL BANK,
                                                        123 SOUTH BROAD STREET,
                                                        PHILADELPHIA, PA 19109:


     UGI UTILITIES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above (except to the extent redeemed or repaid prior to the Maturity Date), at the office or agency of the Company maintained for that purpose in The City of Philadelphia, Pennsylvania and in The City of New York, New York, at the option of the Company, on the Maturity Date shown above, or if such date is not a Business Day (as defined below), the next succeeding Business Day, and to pay interest, if any, daily, weekly, monthly, quarterly, semi-annually or annually as specified above under "Interest Reset Period," on the Interest Payment Dates specified above, commencing with the first such Interest Payment Date following the Original Issue Date specified above, and on the Maturity Date or date of redemption or repayment, if any, on said principal sum, at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof; provided, however, that if the Original Issue Date occurs
                       --------  -------
between a Regular Record Date, as defined below, and the related Interest Payment Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date, to the registered holder of this Note (the "Holder") on such succeeding Regular Record Date. Interest payable on this Note on any Interest Payment Date shall include interest accrued from and including the Original Issue Date, or the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the next Interest Payment Date or the Date of Maturity, as the case may be; provided, however, that if the Interest Reset Period with respect to
        --------  -------
this Note is daily or weekly, interest payable on any Interest Payment Date shall include interest accrued from and including the Original Issue Date or from and excluding the Regular Record Date to which interest has been paid or duly provided for, as the case may be, to and including the Regular Record Date immediately preceding the applicable Interest Payment

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

Date, or to, but excluding, the Maturity Date or date of redemption or repayment, as the case may be. Subject to certain exceptions provided in the Indenture referred to below, the interest so payable on any Interest Payment Date shall be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, and interest payable on the Maturity Date or upon redemption or repayment shall be paid to the Person to whom said principal sum is payable. "Regular Record Date" shall mean, with respect to any Interest Payment Date, the date (whether or not a Business Day) 15 calendar days prior to such Interest Payment Date. "Business Day" shall mean, unless otherwise specified above, any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York; and (ii) if this Note is a LIBOR Note, any day on which dealings in deposits in the currency specified above are transacted in the London interbank market.

     Accrued interest on this Note shall be calculated by multiplying the principal amount of this Note (or, if this Note is an Indexed Note, the amount designated by the terms hereof) by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors computed for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each day in such period shall be computed by dividing the applicable interest rate by 360 (in the case of CD Rate Notes, Commercial Paper Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes) or by the actual number of days in the relevant year (in the case of Treasury Notes).

     This Note may provide above for either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable, the interest rate shall in no event be higher than the maximum rate permitted by applicable New York and United States Federal law.

     All percentages resulting from any calculation of the interest rate on this Note shall be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation shall be rounded to the nearest one-hundredth of a dollar (with .005 of a dollar being rounded upward).

     Payments of interest, if any, shall be made by the Paying Agent to the Depository in immediately available funds in accordance with existing arrangements between the Paying Agent and the Depository; payments of principal of and interest, if any, on the Maturity Date shall be made by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depository.

     The Company shall pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments shall be borne by the Holder in respect of which such payments are made.

     Any payment due on this Note on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment; provided that, in the case of an Interest Payment Date with respect to a LIBOR Note, if such Business Day would fall in the succeeding calendar month, such payment shall be made on the Business Day immediately preceding such Interest Payment Date.

     This Note is one of a duly authorized issue of Securities of the Company (hereinafter called the "Securities"), all issued or to be issued under and pursuant to an indenture dated as of August 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the Company and First Union National Bank (formerly First Fidelity Bank, National Association), as Trustee (hereinafter, together with any successor trustee or trustees under the Indenture called

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption or repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as provided for or permitted by the Indenture. This Note is one of a series of the Securities offered on a periodic basis by the Company, which series is unlimited in aggregate principal amount, designated as the Series B Medium-Term Notes (the "Notes") of the Company. The Notes may mature at different times (but in all instances more than nine months from their respective dates of issue), bear interest, if any, at different rates, be redeemable at the option of the Company at different times or not at all, and be repayable at the option of the Holder at different times or not at all.

     The interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date shall be the Initial Interest Rate specified above. Subsequently, this Note shall bear interest for each Interest Reset Period at the interest rate determined by (i) adding to or subtracting from the Base Rate, the Spread specified above, if any, and/or (ii) multiplying the Base Rate by the Spread Multiplier specified above, if any, or (iii) any other specified Base Rate, in any case as specified above. The interest rate for an Interest Reset Period shall be the interest rate determined as of the immediately preceding Interest Determination Date. The "Interest Reset Period" pertaining to any Interest Reset Date is the period from and including such Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, or the Date of Maturity, as the case may be. The "Interest Reset Date" means the date or dates as of which the interest rate shall be reset. The "Spread" is the number of basis points, and the "Spread Multiplier" is the percentage used to determine the interest rate. The Spread or Spread Multiplier may be subject to adjustment from time to time, if and to the extent specified above.

     One of the following Base Rates shall be applicable to this Note as indicated above: (i) the CD Rate ("CD Rate Notes"), (ii) the Commercial Paper Rate ("Commercial Paper Rate Notes"), (iii) the Federal Funds Rate ("Federal Funds Rate Notes"), (iv) LIBOR ("LIBOR Notes"), (v) the Prime Rate ("Prime Rate Notes"), (vi) the Treasury Rate ("Treasury Rate Notes") or (vii) another Base Rate, as specified above.

     The rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually, as specified above under Interest Reset Period (except that in all instances the interest rate for the ten days prior to Maturity shall be the rate in effect on the tenth day prior to Maturity); provided, however, that if an Interest Reset Date would otherwise be
           --------  -------
a day that is not a Business Day, such Interest Reset Date shall be postponed to the next Business Day, except that, in the case of a LIBOR Note, if such Business Day would fall in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     The "Interest Determination Date" pertaining to an Interest Reset Period
(i) for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes or Prime Rate Notes shall be the second Business Day preceding the relevant Interest Reset Date, (ii) for LIBOR Notes shall be the second London Banking Day preceding the relevant Interest Reset Date and (iii) for Treasury Rate Notes shall be the day of the week in which the relevant Interest Reset Date falls on which treasury bills of the applicable Index Maturity are auctioned. If, as the result of a legal holiday, a treasury bill auction is held on the Friday preceding the Interest Reset Date, such Friday shall be the Interest Determination Date.

     The "Calculation Date", where applicable, pertaining to an Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be.

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

     The "Calculation Agent" specified above has been appointed by the Company to calculate interest rates on this Note as specified above. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holder. Upon the request of any registered Holder or Beneficial Owner of this Note, the Calculation Agent for this Note shall provide, if determined, the interest rate then in effect and the interest rate that shall become effective on the next Interest Reset Date with respect to this Note.

     Determination of Interest Rate for CD Rate Notes. If the Base Rate specified above is "CD Rate," this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified above. The "CD Rate"
                                                                   -------
means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity, as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rate", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate shall be the rate on such Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York, selected by the Calculation Agent after consultation with the Company, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the
            --------  -------
Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date shall be the interest rate borne by this Note on such Interest Determination Date.

     CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Determination of Interest Rate for Commercial Paper Rate Notes. If the Base Rate specified above is "Commercial Paper Rate," this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified above. The "Commercial Paper Rate" means, with respect to any Interest
                      ---------------------
Determination Date, the Money Market Yield on such Interest Determination Date of the rate for commercial paper having the applicable Index Maturity, as published in H.15(519) under the heading "Commercial Paper". If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield on such Interest Determination Date of the rate for commercial paper of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent after consultation with the Company, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating (as determined by a nationally recognized rating agency) is "AA" or the equivalent; provided,
                                                                     --------
however, that if the dealers selected as aforesaid by the Calculation Agent are
- -------
not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                        D x 360
               Money Market Yield = -----------------  x 100
                                      360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

     Determination of Interest Rate for Federal Funds Rate Notes. If the Base Rate specified above is "Federal Funds Rate," this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified above. The "Federal Funds Rate" means, with respect to any Interest
            ------------------
Determination Date, the rate on such date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate shall be the rate on such Interest Determination Date, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York, selected by the Calculation Agent after consultation with the Company, as of 9:00 a.m., New York City time, on such Interest Determination Date; provided,
                                                                    --------
however, that if the brokers selected as aforesaid by the Calculation Agent are
- -------
not arranging such transactions, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

     Determination of Interest Rate for LIBOR Notes. If the Base Rate specified above is "LIBOR Telerate" or "LIBOR Reuters," this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified above. "LIBOR"
                                                                     -----
means, with respect to any Interest Determination Date, the rate determined by the Calculation Agent in accordance with clause (1) below, if LIBOR Telerate is specified above as the Base Rate, or clause (2) below, if LIBOR Reuters is specified above as the Base Rate:

          (1) The rate for deposits in United States dollars of the Index Maturity specified above, commencing on the second London Banking Day immediately following such Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date ("LIBOR Telerate"). "Telerate Page 3750" means the display designated as Page "3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service or services as may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

          (2) The arithmetic mean on the offered rates for deposits in U.S. dollars having the Index Maturity specified above, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     If the Base Rate specified above is "LIBOR," but neither LIBOR Telerate nor LIBOR Reuters is specified, LIBOR shall be determined as if LIBOR Telerate had been specified.

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

     If (i) in the case where paragraph (1) above applies, no rate appears on the Telerate Page 3750 or (ii) in the case where paragraph (2) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Interest Determination Date shall be determined by the Calculation Agent on the basis of the rates at which deposits in U.S. dollars of the Index Maturity specified above are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date by four major banks ("Reference Banks") in the London interbank market, selected by the Calculation Agent, commencing on the second London Banking Day immediately following such Interest Determination Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major commercial or investment banks (which may include the Agents or any of their respective affiliates) in The City of New York, selected by the Calculation Agent, for U.S. dollar loans of the applicable Index Maturity to leading European banks, commencing on the second London Banking Day immediately following such Interest Determination Date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided,
                                                                     --------
however, that if the banks selected as aforesaid by the Calculation Agent are
- -------
not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

     If this Note is a LIBOR Note and specifies that it is indexed to the offered rates for deposits in a Specified Currency other than United States Dollars, the method for determining such rates shall be specified above.

     Determination of Interest Rate for Prime Rate Notes. If the Base Rate specified above is "Prime Rate," this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified above. The "Prime
                                                                       -----
Rate" means, with respect to any Interest Determination Date, the rate on such
- ----
date, as published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four but more than one such rate appears on the Reuters Screen NYMF Page for such Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent after consultation with the Company. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the prime rates in effect for such Interest Determination Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by a federal or state authority, selected by the Calculation Agent after consultation with the Company; provided, however, that if the banks or
                                     --------  -------
trust companies selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

     Determination of Interest Rate for Treasury Rate Notes. If the Base Rate specified above is "Treasury Rate," this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

Rate and the Spread and/or Spread Multiplier, if any, specified above. The "Treasury Rate" means, with respect to any Interest Determination Date, the rate
- --------------
for the auction held on such Interest Determination Date of treasury bills of the Index Maturity specified above, as published in H. 15(519) under the heading "U.S. Government Securities - Treasury bills-auction average (investment)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate shall be the auction average rate for such Interest Determination Date (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of treasury bills having the applicable Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers, selected by the Calculation Agent after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by
                --------  -------
the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

     If this Note is an Original Issue Discount Note for United States federal income tax purposes, as specified above, then, except as otherwise specified above, upon redemption or repayment (except in the case of an Event of Default as set forth below) of this Note there shall be payable in lieu of the Principal Amount, an amount equal to the Amortized Face Amount of this Note. The "Amortized Face Amount," shall be equal to (a) the Issue Price, as specified above, plus (b) the portion of the difference between the Issue Price and the Principal Amount of this Note that has accrued at the Yield to Maturity specified above (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which such Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the Principal Amount.

     Amortizing Notes are Notes as to which all or a portion of the principal amount is payable prior to the Maturity Date in accordance with a schedule, by application of a formula, or by reference to an Index. If this Note is an Amortizing Note, the terms and conditions, including the terms for payment hereof, shall be specified above.

     Indexed Notes are Notes as to which all or certain interest payments ("Indexed Rate Notes") and/or the principal amount payable at Maturity ("Indexed Principal Notes") are determined by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities, either in the United States or foreign jurisdictions, or by such other objective price, economic or other measures as are specified above (each such price, economic or other measures as are specified above being an "Index"). If this Note is an Indexed Note, as specified above, a description of the Index used in any determination of interest and/or principal payments, and the method or formula by which interest or principal payments or both shall be determined by reference to such Index, is specified above.

     If this Note is an Indexed Note, and if the determination of the Index specified above is calculated or announced by a third party (which may be First Union National Bank) and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with the policies in effect at the time the related Indexed Note was issued and with permitted changes described above), then such Index shall be calculated for purposes of this Note by another third party (which may be First Union National Bank) selected by the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or indexed principal amount payable with respect to this Note

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

shall be calculated in the manner specified above. All determinations of such third party shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holder.

     This Note indicates whether the Company has the option with respect to such Note to reset the Spread or Spread Multiplier and, if so, the date or dates on which such Spread or Spread Multiplier, as the case may be, may be reset (each an "Optional Reset Date"). If the Company has such option with respect to this Note, the following procedures shall apply.

     The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee shall mail to the Holder a notice ("Reset Notice") setting forth (i) the election of the Company to reset the Spread or Spread Multiplier, (ii) such new Spread or Spread Multiplier and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the Holder, such new Spread or Spread Multiplier shall take effect automatically and, except as modified by the Reset Notice and as described in the next paragraph, this Note shall have the same terms as prior to the transmittal of such Reset Notice.

     Notwithstanding the foregoing, the Company may, at its option, revoke the Spread or Spread Multiplier, as provided for in the Reset Notice, and establish a Spread or Spread Multiplier that is higher than the Spread or Spread Multiplier provided for in the relevant Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date, by causing the Trustee to mail, not later than 20 days prior to an Optional Reset Date, notice of such higher Spread or Spread Multiplier to the Holder. Such notice shall be irrevocable. The Company must notify the Trustee of its intentions to revoke such Reset Notice at least 25 days prior to such Optional Reset Date. If the Spread or Spread Multiplier is reset on an Optional Reset Date and the Holder has not tendered this Note for repayment (or has validly revoked any such tender) pursuant to the next succeeding paragraph, this Note shall bear such higher Spread or Spread Multiplier for the Subsequent Interest Period.

     If the Company elects to reset the Spread or Spread Multiplier as described above, the Holder has the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the aggregate principal amount hereof outstanding on, plus any interest accrued to, such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder must follow the procedures set forth below for optional repayment, except that
(i) the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and (ii) a Holder who has tendered this Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender until the close of business on the tenth day prior to such Optional Reset Date.

     This Note indicates either (i) that such Note cannot be redeemed prior to its Maturity Date or (ii) that such Note shall be redeemable, in whole or in part, at the option of the Company on a specified date or dates prior to such Maturity Date, at a price or prices specified above, together with interest accrued to the date of redemption. If this Note is redeemable prior to Maturity, the Company may redeem this Note either in whole or from time to time in part by mailing notice to the Holder of such redemption by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Notes of like terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     This Note indicates either (i) that this Note cannot be repaid at the option of the Holder prior to the Maturity Date or (ii) that this Note shall be repayable at the option of the Holder on a date or dates specified prior to the Maturity Date, at a price or prices specified above, together with interest accrued to the date of repayment.

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

     In order for this Note to be repaid at the option of the Holder, the Company must receive, at least 30 days but not more than 45 days prior to the repayment date, this Note with the form entitled "Option to Elect Repayment" hereon duly completed. Exercise of the repayment option by the Holder shall be irrevocable, except as otherwise described above. The repayment option may be exercised by the Holder for less than the aggregate principal amount of the Note then outstanding, provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

     The Depository's nominee will be the Holder and therefore will be the only entity that can exercise a right of repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Global Note, the beneficial owner ("Beneficial Owner") of such interest must instruct the broker or other participant through which it holds a beneficial interest in such Global Note to notify the Depository of its desire to exercise a right to repayment. Each Beneficial Owner should consult the broker or other participant through which it holds a beneficial interest in this Note in order to ascertain the deadline by which such an instruction must be given in order for notice to be timely delivered by such broker or other participant to the Depository.

     The Notes are issuable in global or definitive registered form without coupons in the denominations indicated above. Upon due presentment for registration of transfer of this Note at the principal office of the Trustee, a new Note or Notes in an equal aggregate principal amount and like interest rate and Maturity Date shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, surrendered to the Trustee for cancellation.

     In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     With respect to a Note issued with an original issue discount, if an Event of Default with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner specified under "OID Default Amount" above.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times and at the rate herein prescribed.

     The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Holder as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purposes of receiving payment of or on account of the principal hereof and subject to the provisions above, interest hereon, and for all purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note or for any claims based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present or future of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than 51% in aggregate principal amount of the Securities at the time outstanding of all series to be affected thereby (voting as one class). The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of all of the Securities of each affected series at the time outstanding, on behalf of all holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder shall be conclusive and binding upon the Holder and upon all future Holders and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As set forth in, and subject to, the provisions of the Indenture, no holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of default and the continuance thereof, the holders of not less than 25% in aggregate principal amount of the Securities of this series then outstanding shall have made written request upon the Trustee to institute such action or proceeding in its own name as trustee thereunder and offered the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such
                                          --------  -------
limitations do not apply to a suit instituted by the Holder for the enforcement of a payment of principal or interest on this Note on or after the respective due dates expressed herein.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                FLOATING RATE

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                   UGI UTILITIES, INC.


                                   By:
                                       ___________________________________
                                       Vice President



                                       ___________________________________
                                       Secretary or Assistant Secretary

                                                                    [SEAL]
TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION:

This is one of the Securities
of the series designated herein
and referred to in the within-
mentioned Indenture.

FIRST UNION NATIONAL BANK,
as Trustee


By:_______________________
   Authorized Officer

                           OPTION TO ELECT REPAYMENT

                TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                  AT THE OPTION OF THE HOLDER AND THE HOLDER
                        ELECTS TO EXERCISE SUCH RIGHTS


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the amount referred to therein, together with interest to the repayment date, to the undersigned, at _____________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

     For this Option to Elect Repayment to be effective, the Company must receive at the address of the Paying Agent specified therein or at such other place or places of which the Company shall from time to time notify the holder of the within Note (the "Holder"), at least 30 days but not more than 45 days, or if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, this Note, with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an Authorized Denomination) which the Holder elects to have repaid: ______________________; and specify the denomination or denominations (which shall be an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid): ______________________________________



Date:_____________________              ________________________________________
                                        Notice: The signature to this Option to
                                        Elect Repayment must correspond with the name as written upon the Note in every particular without alteration or enlargement or any other change whatsoever.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --   as tenants in common
TEN ENT   --   as tenants by the entireties
JT TEN    --   as joint tenants with right of survivorship and not as
               tenants in common

UNIF GIFT MIN ACT -- ______________ Custodian___________
                        (Cust)            (Minor)
     Under Uniform Gifts to Minors Act

     __________________________________
                 (State)

     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

________________________________________________________________________________
________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
________________________________________________________________________________

the within Note of UGI UTILITIES, INC. and does hereby irrevocably constitute and appoint ____________________________________________________________________
________________________________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


DATED: ________________            _____________________________________________
                                   _____________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                      -2-